As filed with the Securities and Exchange Commission on July 31, 2018

Registration No. 333-211391

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	20-8420347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 West Liberty Boulevard, Suite 104

Malvern, Pennsylvania 19355

(Address and zip code of Principal Executive Offices)

First Priority Financial Corp. Stock Compensation Plan

(Full title of the plan)

David E. Sparks

Chairman and Chief Executive Officer

First Priority Financial Corp.

2 West Liberty Boulevard, Suite 104

Malvern, Pennsylvania 19355

(Name and Address of agent for service)

(610) 280-7100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (“Post-Effective Amendment”) relates to the Registration Statement of First Priority Financial Corp. (the “Company”) on Form S-8, File No. 333-211391, (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2016 pertaining to the Company’s Stock Compensation Plan, registering 1,308,000 shares of the Company’s common stock, $1.00 par value per share (“Common Stock”) issuable under such plan.

The Company will merge with and into Mid Penn Bancorp, Inc. on July 31, 2018. In accordance with the undertakings of the Company contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered for issuance that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statement to remove and withdraw from registration all, if any, securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Malvern, Commonwealth of Pennsylvania on July 31, 2018.

FIRST PRIORITY FINANCIAL CORP.

By:	/s/ David E. Sparks
David E. Sparks Chairman and Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, the registrant, acting by and through its duly authorized officer, has the power to sign this Post-Effective Amendment to the Registration Statement.